Exhibit 4.2

quarterspot

# BORROWER AGREEMENT

This Borrower Agreement (the "Agreement") is made by and between QuarterSpot, a Delaware corporation (hereinafter "QuarterSpot", "Lender", "we", "us", and "our") and KCI INVESTMENTS, LLC, the legal entity that executes this Agreement or on whose behalf this Agreement is executed (hereinafter, "you" "your" or "Borrower").

WHEREAS, QuarterSpot is the owner and operator of the website located at www.quarterspot.com (hereinafter the "Website");

WHEREAS, you wish to borrow from QuarterSpot now or in the future, and your acceptance means that you agree to borrow and repay all loans that you obtain from us in accordance with the terms of this Agreement;

WHEREAS, you agree to our Privacy Policy, Terms of Use, agree to transact with us electronically, and agree to resolve disputes through binding arbitration.

NOW THEREFORE, in consideration of the covenants, agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

**SECTION 1 - APPLICATION** Businesses must apply to receive loans from QuarterSpot and pass our eligibility requirements to qualify. During the application process, and as part of subsequent requests for loans, business must submit loans requests ("Loan Request"). We restrict business registration to businesses only as individuals are not eligible to borrow from QuarterSpot. Businesses are defined as corporations, limited liability corporations, professional corporations, s-corporations, limited partnerships and limited liability partnerships.

**SECTION 2 - LOAN REQUESTS** By submitting one or more loan requests, you are applying to receive loans in amounts and with terms equivalent to your requests. We reserve the right to verify any information that you submit in connection with your loan request by requiring you to produce documentation or other proof or by obtaining information from third parties. If for any reason you do not qualify or you later cease to qualify to borrow from QuarterSpot, we may cancel your loan request in our sole discretion.

**SECTION 4 - CREDIT LIMIT** We will set a maximum amount ("Credit Limit") that you may borrow from QuarterSpot at any given time that you are eligible to borrower from us. You may request one or more loans in between $5,000 and your Credit Limit.

**SECTION 4 - TERM** We will provide one or more terms that you may choose for your loans, at any given time that you are eligible to borrower from us. The term of your loan represents the

maximum number of calendar days that it may be due and owing, subject to any prepayment rights set forth in this Agreement.

**SECTION 5 - LOAN LISTING** We will post a loan listing with terms corresponding to your loan request on our Website. The loan listing will expire 120 hours from its posting date, however we reserve the right to cancel loan listings at any time within our complete discretion. Our posting of a loan listing does not guarantee that your loan request will be funded.

**SECTION 6 - INVESTORS** Investors are registered QuarterSpot users who may review your loan listings and choose to either fund a portion or the entire amount of your loan by making a loan to QuarterSpot. YOU ACKNOWLEDGE THAT AN INVESTOR'S COMMITMENT TO FUND A PORTION OR THE ENTIRE AMOUNT OF YOUR LOAN BY MAKING A LOAN TO QUARTERSPOT CONFERS NO RIGHTS TO YOU. YOU FURTHER ACKNOWLEDGE THAT, IF YOUR LOAN IS SUCCESSFULLLY FUNDED, AS DEFINED IN SECTION 7, (A) QUARTERSPOT WILL USE THE FUNDS TO MAKE A LOAN TO YOU AND (B) QUARTERSPOT IS THE SOLE MAKER AND CREDITOR OF YOUR LOAN.

**SECTION 7 - SUCCESSFUL FUNDING** Your loan will be considered successfully funded if:

a. 100% of the loan is funded before the expiration of the loan listing;
b. 50% of the loan or more is funded at the expiration of the loan listing; or
c. At least $5,000 of the loan is funded at the expiration of the loan listing, and you choose to accept the lesser amount within 2 hours of expiration.

Except as set forth in clause (c) above, in no event, will QuarterSpot be obligated to notify you of the date upon which your loan may or will successfully fund.

**SECTION 8 - LOAN COMMITMENT** SHOULD YOUR LOAN BE SUCCESSFULLY FUNDED, YOU COMMIT TO OBTAIN A LOAN FROM QUARTERSPOT ON THE TERMS SET FORTH IN THIS AGREEMENT AND AUTHORIZE US TO ISSUE A NOTE IN THE FORM ATTACHED AS EXHIBIT B (A "NOTE") BETWEEN YOU AND QUARTERSPOT UNDER POWER OF ATTORNEY AS DESCRIBED BELOW. YOU HAVE NO RIGHT TO RESCIND THIS AUTHORIZATION AFTER A LOAN LISTING HAS BEEN POSTED EXCEPT AS SET FORTH IN SECTION 7 ABOVE. QuarterSpot will maintain all Notes corresponding to successfully funded loans in electronic form and shall make all such Notes available to you for review on our Website.

**SECTION 9 - LIMITED POWER OF ATTORNEY** As a condition to this Agreement, each and every time you submit a loan request, you hereby grant us a limited power of attorney and you hereby appoint QuarterSpot and/or our designees as your lawful and true agent and attorney-in-fact, with full and complete power of substitution and re-substitution, for you and in your name, stead and place, in any and all capacities, to execute and complete a Note with an equivalent Loan Amount (defined in SECTION 12) and terms to each such loan request, with the full authority and power to perform and do each and every thing and act necessary and requisite to be done in connection with such power, as fully to all purposes and intents as you could or might do in person ("Power of Attorney"). This Power of Attorney is limited to the purpose

described herein and shall automatically expire upon the earlier of (A) the issuance and funding of your Note by QuarterSpot, (B) failure of your loan listing to be successfully funded, or (C) cancellation of your loan listing. By contacting QuarterSpot as specified in this Agreement, you may revoke this Power of Attorney at any time before your loan has been posted. Once a Note has been executed on your behalf by QuarterSpot acting as your attorney-in-fact, pursuant to this Agreement, it shall be deemed a valid and binding obligation of you. If you elect to revoke the Power of Attorney before we publish your loan listing, the Note will be cancelled. Further, in QuarterSpot's sole and unlimited discretion, you may be prohibited from participating as a Borrower on our Website in the future.

**SECTION 10 – LOAN DISBURSMENT** If your loan is successfully funded, you authorize us to disburse your loan proceeds ("Disbursement Amount"), by electronic transfer to your business checking account, as provided in the Bank Account Authorization form (Exhibit C).

**SECTION 11 – PLATFORM FEE** For each loan of yours that is successfully funded, you agree to pay a one-time non-refundable platform fee in the amount set forth in your loan request. This fee will be deducted from your loan proceeds, so the Disbursement Amount will be less than the full amount of your issued loan ("Loan Amount"). You hereby acknowledge that the platform fee will be considered part of your Loan Amount, and is subject to the accrual of interest. The platform fee consists of a service fee for providing and operating the QuarterSpot loan platform, and may include an acquisition fee to cover the costs incurred by QuarterSpot for third parties arranging a loan between QuarterSpot and the borrower.

**SECTION 12 – LOAN PAYMENT** You authorize us to initiate an electronic payment request to one or more of your business payment accounts (individually and collectively, as appropriate, your "Payment Account") where you receive payments for goods and services sold or provided by you ("Customer Deposits"), for any amount due under your loan in accordance with the payment schedule of your Note ("Payment Schedule"), as provided in the Bank Account Authorization form (Exhibit C).

**SECTION 13 – ALTERNATIVE PAYMENT METHODS** If you know of any reason that would preclude QuarterSpot from obtaining any payment due in accordance with the Payment Schedule, then you must promptly restore sufficient funds to your Payment Account, make the missed payment(s) by electronic transfer or, if offered, by other means.

**SECTION 14 – LOAN SERVICING** You acknowledge and agree that QuarterSpot, its third party agent(s), or assign(s) shall administer and collect on your loans. We may, within our sole discretion, delegate servicing of or assign your loan to another party.

**SECTION 15 – OTHER FEES**

a. Returned Payment Fee: A Returned Payment Fee in the amount of $25 is assessed if an electronic payment is made on your loan that is returned as unpaid, declined or dishonored for any reason. This fee is immediately due and payable, and may be collected using electronic transfers initiated by us. You acknowledge that your bank may

charge a fee in addition to the Returned Payment Fee and that bank fee is the sole responsibility of the borrower.

b. Late Fee: A Late Fee in the amount of $10 is assessed if an electronic payment is not received by us according to the Payment Schedule. This fee is immediately due and payable, and may be collected in accordance with Section 12 and Section 13. The maximum amount of Late Fees that may be assessed per month is $40.
c. Wire Transfer Fee (optional): A Wire Fee of $30 will be assessed in order to receive a wire transfer of the Disbursement Amount. This fee will be deducted from the loan proceeds. You hereby acknowledge that the Wire Transfer Fee will be considered part of the Loan Amount and is subject to the accrual of interest. Additionally, a Wire Transfer Fee in the amount of $30 is assessed if a wire transfer payment is made by you in accordance with Section 13.

**SECTION 16 - SECURITY INTEREST** In the event a Note is executed on your behalf under power of attorney, you hereby agree to grant QuarterSpot a continuing security interest in and to the "Collateral" as described below to secure payment and performance of the Note. The Collateral includes the following property that you now own or shall acquire or create immediately upon the acquisition or creation thereof: (a) all tangible and intangible property of Borrower, including, all accounts, deposit accounts, chattel paper, documents, equipment, general intangibles, instruments, inventory, investment property (including certificated and uncertificated securities, securities accounts, securities entitlements, commodity contracts and commodity accounts), letter of credit rights, commercial tort claims and as-extracted collateral (as those terms are defined in Article 9 of the Uniform Commercial Code ("UCC") in effect from time-to-time in the State of Virginia); (b) all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, and other sources of business identifiers, and all registrations, recordings and applications with the U.S. Patent and Trademark Office ("USPTO") and U.S. Copyright Office and all renewals, reissues and extensions thereof (collectively "IP"), together with any written agreement granting any right to use any IP; and (c) all accessions, attachments, accessories, parts, supplies and replacements, products, proceeds and collections with respect to the items described in (a) and (b) above, as those terms are defined in Article 9 of the UCC and all records and data relating thereto.

**SECTION 17 – FINANCING STATEMENTS** In the event a loan is issued to you, you hereby agree that QuarterSpot and/or a designated representative may file any financing statement, lien entry form or other document we require in order to perfect, amend or continue our security interest in the Collateral and you agree to cooperate with us and/or our designated representative as may be reasonably necessary to accomplish said filing and to perfect our security interest in the Collateral. In this Agreement "designated representative" means any entity or individual that is designated by us to serve in such capacity.

**SECTION 18 – ACKNOWLEDGEMENTS AND COVENANTS BY YOU**

a. You acknowledge and agree that we may rely without independent verification on the accuracy, authenticity and completeness of all information you provide to us;

b. You agree that if your loan is successfully funded, you will repay the loan in accordance with the agreed upon terms specified under this Agreement and the Exhibits attached hereto.
c. You agree not to materially change the nature of the business that you conduct from the type of business originally disclosed to QuarterSpot in connection with this Agreement and to conduct your business substantially in accordance with past practices;
d. You will not receive any form of commercial financing, including but not limited to a business loan or merchant cash advance, other than from QuarterSpot for a period of 30 days following the submission of a loan request;
e. You agree to notify us promptly if there is an account change, with regard to any Payment Account provided to us, and agree to provide us with up-to-date account information;
f. You agree not to open a new account other than the Payment Account to which Customer Deposits will be received and not to take any action to cause Customer Deposits to be delivered to any account other than the Payment Account;
g. You agree to maintain sufficient funds in your Payment Account to cover any amount due in accordance with the Payment Schedule of the Note;
h. You agree not to take any intentional action that would substantially impair or reduce the ability of the Borrower to satisfy its obligations under this Agreement without our prior written permission;
i. You agree to notify us If you know of any reason that would preclude QuarterSpot from processing or receiving payment in accordance with the Payment Schedule of the Note;
j. You certify that the loan proceeds received from QuarterSpot will solely be used for the specific business purposes as set forth in any loan request, in the Note, and not for personal, family, household purposes or any illegal activity. You understand that we will be unable to verify how you will actually use the loan proceeds. However, you agree that its breach of the provisions of this section will not affect our right to (i) enforce your promise to pay all amounts owed under this Agreement, regardless of the purpose for or how the loan proceeds are in fact used or (ii) use any remedy legally available to QuarterSpot, even if that remedy would not have been available had the loan been made by us for consumer purposes;
k. You agree not to challenge the enforceability or validity of this Agreement, in whole or in part; and
l. While Borrower has unsatisfied indebtedness to QuarterSpot under any Note, you agree to notify QuarterSpot prior to (i) consolidating or merging into or with any other business entity; (ii) changing its place of business, name or, if more than one, chief executive office, its organizational identification number(s), its mailing address; or (iii) changing its entity's organization type, its legal structure, its jurisdiction of its organization. If Borrower does not have an organizational identification number and obtains one at a later point in time, you shall notify QuarterSpot of such identification number immediately.

## SECTION 19 – OTHER BORROWER, REPRESENTATIONS AND WARRANTIES

a. You have not: (i) made any false, inaccurate, incomplete, misleading or deceptive statements or omissions of fact; (ii) misrepresented your identity or the identity of your business, or described, presented or portrayed yourself or the business in a fraudulent

manner; or (iii) represented yourself to any person, as a representative, employee, or agent of QuarterSpot, or purported to speak to any person on our behalf;

b. You have not received nor plan to receive any form of commercial financing other than from QuarterSpot, including but not limited to a business loan or merchant cash advance, that has not been originally disclosed in writing to us in connection with this Agreement;
c. You have no present intention to close or cease operating your business, in whole or in part, temporarily or permanently;
d. You are solvent and not contemplating any insolvency or bankruptcy proceeding;
e. As of the date of this Agreement, no eviction or foreclosure is pending or threatened against Borrower;
f. The execution, delivery and performance of the obligations under this Agreement, all of which have been duly authorized, and any and all other documents, contracts and agreements agreed to and/or executed in connection herewith, are within your full power and authority, are not in contravention of applicable law, have been authorized, do not contravene your by-laws, operating agreement, charter or other organization documents, or any agreement, contract, indenture or other undertaking made by Borrower; It is not necessary for QuarterSpot to inquire into your powers or the officers, directors, agents, acting or purporting to act on its behalf and any Agreements made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder;
g. The exact legal name of the Borrower is set forth in the loan application;
h. The loan application accurately reflects your principal office and the location where you retain, access and have available your records relating to your accounts, property and contract rights;
i. You will comply with all rules, regulations, statutes, laws and ordinances relating to you and your business;
j. Borrower is in good standing and fully licensed to do business in every state in which it is conducting business, and agrees that it shall remain so during the term of this Agreement, except where the failure to comply cannot reasonably be expected to have a material adverse impact on Borrower's business, property, financial condition of the value or ownership rights in or to the Collateral;
k. Borrower is in good standing, is duly organized, is validly existing and is licensed under the laws of its state of incorporation, and shall remain so during the term of this Agreement;
l. Any and all capital stock issued and outstanding by Borrower is and was properly made;
m. All of Borrower's records and books are up-to-date and accurate, and shall be maintained in such a state during the term of this Agreement;
n. All of Borrower's organizational documents and papers, and all amendments to such documents and papers, have been properly and duly filed and are in good and proper order;
o. Borrower is in compliance with its by-laws, operating agreement, organizational documents, charter, applicable laws, rules, regulations, ordinances, contracts, agreements, covenants or other restrictions by which it is bound, other than those being contested in good faith or where the failure to comply cannot reasonably be expected to have a material adverse impact on Borrower's business, property, financial condition of the value or ownership rights in or to the Collateral;

p. Borrower is not subject to any legal, corporate or charter-based restriction, or any award, order, decree, judgment rule, regulation, law, contract or agreement that could reasonably be expected to have a material adverse impact on the Borrower's business, prospects, property or financial condition of the value or ownership rights in or to the Collateral; and
q. Borrower attests that the Payment Account was established for business purposes and not primarily for personal, family or household purposes.

**SECTION 20 – DEFAULT AND TERMINATION** You will be deemed in default on your loan (each, an "Event of Default") if:

a. We are unable to collect or do not receive any scheduled payment three days after its due date and we have not agreed to an alternate Payment Schedule for you;
b. You violate any term, covenant or condition of this Agreement;
c. Any representation, warranty statement made or furnished to us by you shall prove to have been incorrect, incomplete, false or misleading in any material respect when made;
d. Any financial information provided by you is intentionally false or misleading;
e. You admit in writing your inability to pay your debts, or make a general assignment for the benefit of creditors;
f. Any proceeding shall be instituted by or against you seeking to adjudicate you bankrupt or insolvent that is not dismissed within ninety (90) days;
g. You liquidate, terminate, dissolve, suspend or wind down your business;
h. Your ability to perform your obligations under this Agreement is threatened or put in jeopardy, including but not limited to a circumstance where you are in default under any agreement, including a security agreement, in favor of any other party to whom you owe debt;
i. You deny in writing that this Agreement or any obligation of performance and liability hereunder is binding; or you contest in writing the enforceability or validity of this Agreement or any guarantee of performance in any forum; you default on your obligation to guarantee performance of this Agreement, or any guaranty of performance ceases to be in full force and effect or is declared to be null and void;
j. If any managing member dies, where Borrower is a limited liability company; if any general partner or partner dies, where Borrower is a partnership; in the event that Borrower is any other form of business entity, any person(s) that directly or indirectly controls 10% or more of the ownership interests of such entity dies;
k. If any creditor tries to take any of your property on or in which we have a lien or security interest; and
l. Loan proceeds are used for personal, family, or household purposes or any illegal activity.

**SECTION 21 – RIGHTS AND REMEDIES UPON DEFAULT** Subject to applicable law, if an Event of Default occurs under this Agreement, at any time thereafter, we may exercise any one or more of the following rights and remedies:

a. *Accelerate Indebtedness:* We may declare the Loan Amount immediately due and payable, without notice of any kind to you.

b. *Remedy Election:* Except as limited by applicable law, all of QuarterSpot's remedies and rights, whether documented in this Agreement or any related documents, or any other writing, shall be cumulative and may be exercised concurrently or singularly. Any election by QuarterSpot to pursue a particular remedy or recourse at any time shall not be deemed to exclude or limit pursuit of any other remedy or recourse at any other time, and any election or selection to take action or make expenditures to perform your obligation under the Agreement, after any failure to perform by you, shall not affect or impact QuarterSpot's right to declare a default and exercise any remedies or recourse available to QuarterSpot.

**SECTION 22 – FINANCIAL INFORMATION AND REEVALUATION OF CREDIT** You hereby authorize us to obtain financial data from third parties at any time in connection with your loan requests and, if your loan is issued, for any update, renewal, extension of credit or other lawful purpose thereon.

**SECTION 23 – COLLECTION & REPORTING OF DELINQUENT LOANS** We reserve the right to report loan payment delinquencies at or in excess of thirty (30) days to one or more commercial reporting agencies in accordance with applicable law. You also agree that we may release information to comply with governmental reporting or legal process that we believe may be required, whether or not such is in fact required, or when necessary or helpful in completing a transaction, or when investigating a loss or potential loss. You are hereby notified that a negative credit report reflecting on your credit record may be submitted to a commercial credit reporting agency if you fail to fulfill the terms of your credit obligations hereunder. You agree to pay all costs of collecting any delinquent payments, including reasonable attorneys' fees, as permitted by applicable law.

**SECTION 24 – COSTS AND ATTORNEYS' FEES** Except as limited by applicable law, you agree to pay QuarterSpot on demand any and all expenses, including but not limited to collections, reasonable attorneys' fees, filing fees, document fees and all other expenses of any kind or nature which may be incurred by QuarterSpot to enforce or obtain payment of the Note.

**SECTION 25 – INDEMNIFICATION** Each party agrees to defend, indemnify and hold the other party harmless from any liabilities, damages, costs, expenses (including reasonable attorneys' fees) or harm arising out of or relating to any violation or alleged violation by you of this Agreement.

**SECTION 26 – INTEREST AND FEE REFUNDS** If the loan is subject to a law that sets maximum charges, and that law is finally interpreted so that the interest or other fees collected or to be collected in connection with this Agreement exceed the permitted limits, then (a) any such charge will be reduced by the amount necessary to reduce the charge to the permitted limit and (b) any sums already collected from you that exceed the permitted limits will be refunded or credited to you.

**SECTION 27 – LOAN ASSIGNMENT** You hereby agree that we may, without notice to or consent by you, sell, assign or transfer all of our right, title and interest in this Agreement.

**SECTION 28 – NO FUNDING GUARANTEE** WE DO NOT WARRANT NOR GUARANTEE THAT YOUR LOAN WILL BE FUNDED IN WHOLE OR IN PART EVEN IF A LOAN LISTING IS POSTED ON YOUR BEHALF.

**SECTION 29 – ENTIRE AGREEMENT** This Agreement and all Exhibits attached hereto are hereby incorporated into and made a part of this Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

**SECTION 30 – CONSENT FOR ELECTRONIC SIGNATURES, RECORDS, AND DISCLOSURES ("E-CONSENT")**

a. You are submitting a request for online commercial financial services from us. To provide these services, we need your consent to use and accept electronic signatures, records, and disclosures ("E-Consent"). This E-Consent notifies you of your rights when receiving disclosures, notices and information from us. By clicking "Sign-up," "I Agree," "Next," or "Submit," or other links assenting to our terms, you acknowledge you received this E-Consent and that you consent to using electronic signatures, records, and disclosures. Additionally, by clicking "Sign-up," "I Agree," "Next," or "Submit," or other links assenting to our terms, you consent to conduct transactions by using electronic disclosures, electronic records, and contract documents ("Disclosures"). You may request any Disclosures in paper form by logging in and printing a paper copy. You may also mail us your written request to our address provided above. We will provide paper copies at no charge. We will retain all Disclosures as applicable law requires. This E-Consent applies to all interactions online concerning you and us. By exercising this E-Consent, we will process your information and interact during all online interactions with you electronically. We will also send you notices electronically related to our interactions and transactions. You also hereby agree that this consent will apply to you and all interactions you may have with third parties we refer you to, including any potential third-parties such as collection agencies or verification companies. This consent will apply to those interactions until and unless you and such third-party agree to a subsequent electronic consent agreement. Before you decide to do business electronically with us you should consider whether you have the required hardware and software capabilities described below. To access and retain the Disclosures electronically, you will need to use the following computer software and hardware: A PC or MAC compatible computer or other device capable of accessing the Internet and an Internet Browser software program that supports at least 128 bit encryption, such as Microsoft® Internet Explorer, Netscape ® or Mozilla Firefox®. To read some documents, you may need a PDF file reader like Adobe®, Acrobat Reader Xpdf ® or Foxit®. If these requirements change while you are maintaining an active relationship with us, and the change creates a material risk that you may not be able to receive Disclosures electronically, we will notify you of these changes. You will need a printer or a long-term storage device, such as your computer's disk drive, to retain a copy of the Disclosures for future reference. You may send us your written questions regarding the hardware and software requirements by mail to our address above. You may withdraw this E-Consent at any time and at no charge. However, if you withdraw this E-Consent before receiving online commercial financial services,

this will prevent you from obtaining online commercial financial services from us. If at any time you wish to withdraw this E-Consent, you can send us your written request by mail to our address above, with the details of such request. If you decide to withdraw this E-Consent, the legal effectiveness, validity, and enforceability of prior electronic Disclosures will not be affected. You should keep us informed of any change in your electronic address or mailing address. You may update such information by logging into the website and providing the updated information. You may also send us your written update by mail to our address above.

b. BY CLICKING "SIGN-UP," "I AGREE," "NEXT," OR "SUBMIT," OR OTHER LINKS ASSENTING TO OUR TERMS YOU ACKNOWLEDGE THAT YOU CAN ACCESS THE DISCLOSURES IN THE DESIGNATED FORMATS DESCRIBED ABOVE. Once you give your consent, you can log into the website to access these documents. BY CLICKING "SIGN-UP," "I AGREE," "NEXT," OR "SUBMIT," OR OTHER LINKS ASSENTING TO OUR TERMS YOU ACKNOWLEDGE YOU HAVE READ THIS INFORMATION ABOUT ELECTRONIC SIGNATURES, RECORDS, DISCLOSURES, AND DOING BUSINESS ELECTRONICALLY. YOU CONSENT TO USING ELECTRONIC SIGNATURES, HAVING ALL DISCLOSURES PROVIDED OR MADE AVAILABLE TO YOU IN ELECTRONIC FORM AND TO DOING BUSINESS WITH US ELECTRONICALLY. YOU ACKNOWLEDGE THAT YOU MAY REQUEST A PAPER COPY OF THE ELECTRONIC RECORDS AND DISCLOSURES, WHICH WE WILL PROVIDE TO YOU AT NO CHARGE. IF YOU REFRAIN FROM PROCEEDING THEN YOU NEITHER WISH TO USE ELECTRONIC SIGNATURES NOR CONDUCT THIS TRANSACTION ELECTRONICALLY. YOU ALSO ACKNOWLEDGE THAT YOUR CONSENT TO ELECTRONIC DISCLOSURES IS REQUIRED TO RECEIVE ONLINE COMMERCIAL FINANCIAL SERVICES FROM US OVER THE INTERNET.

**SECTION 31 – NOTICES** All notices and other communications to you hereunder may be given by email to your registered email address or posted on the Website, and shall be deemed to have been duly given and effective upon confirmed transmission. You acknowledge that you have sole access to such email account and your profile on the Website and that communications from us may contain sensitive, confidential, and collections-related communications. If you wish to change an email address, you must notify QuarterSpot of the change by sending an email to support@QuarterSpot.com, logging into the website and providing the information in the appropriate section, or calling 1-800-775-5143. You also agree to update your registered business address and telephone number on the Website if they change.

**SECTION 32 – NO WARRANTIES** EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, QUARTERSPOT MAKES NO REPRESENTATIONS OR WARRANTIES TO BORROWER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

**SECTION 33 – LIMITATION ON LIABILITY** IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, QUARTERSPOT MAKES NO

REPRESENTATION OR WARRANTY TO BORROWER REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON BORROWER'S FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY.

**SECTION 34 – MISCELLANEOUS** The parties acknowledge that there are no third party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights or obligations under this Agreement to another person without QuarterSpot's prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this SECTION 36 shall be null and void.

**SECTION 35 – ARBITRATION** The parties agree that any claim, allegation or dispute arising out of or relating to this Agreement, including without limitation, any claim, allegation or dispute regarding the terms, scope, interpretation, construction, performance, breach, termination or enforceability of this Agreement, may be, at the election of either party, submitted to and resolved by mandatory binding arbitration, to take place in the State of Virginia, to take place within a reasonable time after the making of such a demand by a party, such time period not to exceed ninety (90) days after request by the requesting party. Arbitration under this Agreement shall take place before and be administered by JAMS. Except as limited by this Agreement, the proceeding shall be conducted under the Expedited Procedures of JAMS' rules and procedures. The arbitrator presiding over the proceeding shall be selected under JAMS' procedures, and shall base its determinations and awards under Virginia law. Any award issued by the arbitration may be entered and enforced in any court having jurisdiction in accordance with SECTION 38 of this Agreement. The costs associated with the arbitration charged by JAMS shall be split evenly among the parties to the arbitration, although QuarterSpot will consider a good faith request by you for QuarterSpot to pay the costs of arbitration. Arbitration may only be pursued in an individual capacity, not as a class or representative member of more than one individual. The arbitrator shall not have the power or be authorized to consolidate more than one individual or entity's claim in arbitration proceedings with any other person or entity's other arbitration proceedings, and may not otherwise authorize or preside over any claim purporting to represent a class or more than one individual or entity. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

**SECTION 36 – COMMERCIAL / BUSINESS PURPOSE LOAN CERTIFICATION** BY SIGNING BELOW, YOU CERTIFY THAT THIS LOAN IS BEING MADE TO YOU, A BUSINESS, FOR BUSINESS PURPOSES. THE PROCEEDS WILL NOT BE USED FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES. YOU ACKNOWLEDGE THAT THE ENTITY OBTAINING THIS LOAN HAS ENGAGED IN LAWFUL, ONGOING BUSINESS AND WAS NOT FORMED FOR THE PURPOSE OF OBTAINING THIS CREDIT. YOU ACKNOWLEDGE AND AGREE TO SUBMIT ANY ADDITIONAL CERTIFICATION, AFFIDAVIT, ACKNOWLEDGMENT, OR FURTHER SUBSTANTIATION WE MAY REQUEST REGARDING THE BUSINESS PURPOSE OF THIS EXTENSION OF CREDIT.

**SECTION 37 – ADDITIONAL ACKNOWLEDGMENTS** By electronically signing, you acknowledge and agree to the following:

a. **CAUTION – IT IS IMPORTANT THAT YOU THOROUGHLY READ THE AGREEMENT BEFORE YOU SIGN IT.**
b. This is a simple interest contract. Interest is calculated daily on the unpaid principal until the full amount of principal has been paid. There are no unearned finance charges.
c. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.
d. Oral Modifications. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.
e. NOTICE: (1) Do not sign this agreement before you read it. (2) You are entitled to a copy of this agreement. (3) You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.
f. Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under applicable law.

**SECTION 38 – VIRGINIA GOVERNING LAW, CHOICE OF VIRGINIA FORUM**
Subject to SECTION 36 above, our relationship (including this Agreement and any claim, dispute or controversy (whether in contract, tort, or otherwise) at any time arising from or relating to this Agreement is governed by, and this Agreement will be construed in accordance with, applicable federal law and (to the extent not preempted by federal law) Virginia law without regard to internal principles of conflict of laws. The legality, enforceability and interpretation of this Agreement and the amounts contracted for, charged and reserved under this Agreement will be governed by such laws. You understand and agree that (i) we are located in Virginia, (ii) we make all credit decisions from our office in Virginia, (iii) Loans are made in Virginia (that is, no binding contract will be formed until we receive and accept your signed Agreement in Virginia) and (iv) your payments are not accepted until received by us in Virginia. Borrower further acknowledges that: (i) Borrower's loan requests are received at our office in Arlington, Virginia; (ii) we completed our underwriting process resulting in this transaction at our office in Arlington, Virginia; (iii) all agreements between you and us will be effective only after received by us at our office in Arlington, Virginia; (iv) we provide proceeds to Borrower from a bank account in Virginia; (v) we process all transactions from Virginia; (vi) we service the transaction from the State of Virginia; and (vii) all payments are deemed made when received by us at our office in Arlington, Virginia. Borrower hereby expressly consents to Virginia law and forum. Borrower acknowledges that in the event of litigation arising under this Agreement, that litigation in Virginia spares the Borrower the costs of paying for transporting Virginia evidence elsewhere. Borrower acknowledges that the signing of these terms is a culmination of a series of acts carried on in Virginia. Borrower agrees that Virginia is the most convenient location to stand suit, as it relates to this Agreement. Unless prohibited by applicable

law, this Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of Virginia without regard to principles of conflicts of law. Any arbitration as provided for in this Agreement will take place in the state of Virginia.

# EXHIBIT A: VALIDITY AGREEMENT

To induce QuarterSpot to enter into a Borrower Agreement with the Borrower, the undersigned hereby agrees to indemnify QuarterSpot and hold QuarterSpot harmless against any loss which QuarterSpot may suffer as a result of a breach of SECTION 18 and 19 of the Loan Agreement (collectively "Indemnity Payments"). Indemnity Payments shall include, but not be limited to, any amounts due under any loan the Borrower receives from QuarterSpot (collectively, "Payments"). The undersigned further agrees to make Indemnity Payments on demand without requiring us to enforce Indemnity Payments against the Borrower.

The undersigned waives all notices to which the undersigned might otherwise be entitled by law, and also waives all defenses, legal or equitable, otherwise available to the undersigned. Any action arising hereunder shall, if the undersigned shall elect, be instituted in accordance with SECTION 35 of the Borrower Agreement.

# EXHIBIT B: NON-NEGOTIABLE PROMISSORY NOTE

**(TO BE EXECUTED ELECTRONICALLY PURSUANT TO SECTION 9)**

For value received, I ("Borrower," "you") promise to pay to the order of QuarterSpot or any subsequent holder (collectively, "Lender," "us") of this Promissory Note, the principal ("Principal" or "Loan Amount") of One Hundred Thousand Dollars ($ 100,000.00) with interest as set forth below.

**Issue Date:** July 11, 2014

**Term:** 270 **Calendar Days.**

**Loan Amount: $** 100,000.00

**Total Interest $** ____________. This Note is a fully amortizing loan that bears interest during each calendar day from its Issue Date until the final day of its stated Term, subject to prepayment as set forth herein. Interest is calculated on a daily basis upon the unpaid balance with each day representing 1/360th of a year.

**Payment Schedule:** ( DailyBusinessDays ). This Note must be repaid according to its payment schedule, subject to prepayment as set forth herein. A fixed payment of Five Hundred and Seventy-One Dollars and Four Cents ($ 571.04) representing principal and interest will become due according to the Note's payment schedule.

**Fees:** Upon execution of this Note, the Borrower will be responsible for fees identified in SECTION 11 and 16 of the Borrower Agreement between QuarterSpot and the Borrower (the "Borrower Agreement"):

**Note Repayments:** All payments on this Note shall be made in immediately available lawful United States money. All payments hereunder are to be first applied to the payment of expenses and, fees, then to the unpaid Loan Amount with interest; provided, however, that after an Event of Default (as defined in the Borrower Agreement), payments will be applied to your obligations as determined by QuarterSpot, in its sole discretion.

**Prepayments and Partial Payments:** Borrower may make any payment in advance of the Payment Schedule, in whole or in part, without penalty or premium at any time. Any partial prepayment is to be applied first to expenses for which the Borrower is liable hereunder and then to any unpaid amount due and payable under the Note at the time of prepayment. Unless the Borrower's prepayment satisfies all amounts due under the Note at the time it is received, any excess funds will be held and applied to the Borrower's indebtedness to QuarterSpot at the time the Borrower's obligations become due and payable in accordance with the payment schedule of this, or any other Note. Interest will continue to accrue at the same rate regardless of prepayment until either (i) payment of the Note is received in full or (ii) the final calendar day of the Note's stated Term. Partial prepayment of this Note does not relieve the Borrower of its obligation to pay the remaining balance due under this Note prior to the final calendar day of the Term. We may accept late payments or partial payments, even though marked "paid in full", without losing any rights under this Note.

**Security Interest:** Upon execution of this Note, the Borrower grants QuarterSpot a continuing security interest in and to any and all "Collateral" as described in the SECTION 17 of the Borrower Agreement to secure payment and performance of all debts, liabilities and obligations of you to us hereunder.

**Event of Default:** If an Event of Default (as defined in the Borrower Agreement) occurs due to Borrower's failure to make a payment when due, interest will continue to accrue at the current interest rate on the unpaid balance of the loan.

**Miscellaneous:** This is a non-negotiable Note. Notwithstanding the foregoing, we have the right to assign this Note, including without limitation, without any notice to the Borrower, advance or otherwise. The Borrower does not have the right and you may not assign this Note without QuarterSpot's prior written consent. This Note inures to the successors, heirs, representatives and permitted assigns of the Borrower and QuarterSpot.

The Borrower hereby waives notice of non-payment, demand, protest and all other notices or demands whatsoever, and the Borrower hereby consents that, without notice to and without releasing any party's liability, we may, in whole or in part, from time to time, extend, modify, change, amend, accelerate, compromise, settle or release the obligations evidenced by this Note.

Any changes to this Note must be in writing signed by the Borrower and us. Notices will be mailed electronically.

**Controlling Law:** Our relationship (including this Agreement and any claim, dispute or controversy (whether in contract, tort, or otherwise) at any time arising from or relating to this Agreement is governed by, and this Agreement will be construed in accordance with, applicable

federal law and (to the extent not preempted by federal law) Virginia law without regard to internal principles of conflict of laws. The legality, enforceability and interpretation of this Agreement and the amounts contracted for, charged and reserved under this Agreement will be governed by such laws. You understand and agree that (i) we are located in Virginia, (ii) we make all credit decisions from our office in Virginia, (iii) the Loan is made in Virginia (that is, no binding contract will be formed until we receive and accept your signed Agreement in Virginia) and (iv) your payments are not accepted until received by us in Virginia. Borrower further acknowledges that: (i) Borrower's loan request was received at our office in Arlington, Virginia; (ii) we completed our underwriting process resulting in this transaction at our office in Arlington, Virginia; (iii) all agreements between you and us will be effective on the only after received by us at our office in Arlington, Virginia; (iv) we provide proceeds to Borrower from a bank account in Virginia; (v) we process all transactions from Virginia; (vi) we service the transaction from the State of Virginia; and (vii) all payments are deemed made when received by us at our office in Arlington, Virginia. Borrower hereby expressly consents to Virginia law and forum. Borrower acknowledges that in the event of litigation arising under this Note, that litigation in Virginia spares the Borrower the costs of paying for transporting Virginia evidence elsewhere. Borrower acknowledges that the signing of these terms is a culmination of a series of acts carried on in Virginia. Borrower agrees that Virginia is the most convenient location to stand suit, as it relates to this Note. Unless prohibited by applicable law, this Note shall be governed by, construed, applied and enforced in accordance with the laws of the State of Virginia without regard to principles of conflicts of law. Any arbitration as provided for in this Note will take place in the state of Virginia.

**Use of Proceeds:** Borrower certifies, acknowledges and understands that the loan proceeds will be used solely for the business purposes that the Borrower has represented to us in connection with your loan request, and such business purposes are hereby incorporated by reference.

# EXHIBIT C: BANK ACCOUNT AUTHORIZATION

This Bank Account Debit Authorization ("Authorization") is made a part of and is incorporated by reference into the Borrower Agreement. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Borrower Agreement.

**LOAN DISBURSEMENT.** If your loan is successfully funded, you authorize us to transfer your Disbursement Amount, less our Platform Fee, by electronic transfer to the business bank account that matches the bank statements or online login credentials that you have supplied to us.

**LOAN PAYMENT & ACH DIRECT DEBIT AUTHORIZATION.** You authorize us to automatically direct debit any payment account that you provide to us for any amount due under your Note in accordance with its Payment Schedule; provided, however, that if a date within the Payment Schedule falls on a weekend or holiday, we may direct debit on the next business day. You further authorize us to increase the amount of any scheduled direct debit payment or initiate multiple direct debit payments for any unpaid amount of any previously scheduled payment(s) as provided for in the payment schedule.

**ALTERNATIVE PAYMENT METHODS.** If you know of any reason that will preclude QuarterSpot from processing payment in accordance with the Payment Schedule, then you must promptly make the missed payment(s) by electronic transfer or, if offered, by other means.

**MISCELLANEOUS.** We are not responsible for any fees imposed on you by your financial institution as the result of any direct debit under this Agreement.

By electronically signing this Authorization, you certify that you have the power to make this Authorization on behalf of the Company. You understand this authorization will remain in full force and is in effect until QuarterSpot receives your written notification of its termination taking into consideration the necessary time required by QuarterSpot and your financial institution to respond and implement a change.

IN WITNESS WHEREOF, the Borrower has duly executed this Agreement as of the date first below written.

| Richard Groberg | [signature] | July 9, 2014 |
|---|---|---|
| Name | Initials | Date |

quarterspot

# BORROWER CERTIFICATE OF AUTHORITY

**I HEREBY CERTIFY** that:

1. I am Borrower's corporate secretary or, if Borrower is not a corporation, I am a duly authorized officer, partner, member, manager or owner of Borrower and I have authority to make to the following certification to QuarterSpot.
2. The resolutions listed below (each a Resolution) were properly adopted at a convened meeting of Borrower's governing body (board of directors, shareholders, partners, members, or owners):

**BE IT RESOLVED,** that any one or more of the senior officers (president, chief executive officer, chief financial officer, chief operating officer, any vice president, owner, manager or other similar functionary), or any person or persons selected by any of them (each an Authorized Representative), are authorized to represent and act for and on behalf of Borrower in doing the following:

A. Execution of Borrower Agreement. To execute a Borrower Agreement (including electronic consents thereto), which includes, among other things, the obligation to pay borrower service fees and expenses.
B. Security. To grant QuarterSpot a security interest in collateral of the Borrower to secure Borrower's obligations under the Borrower Agreement and Promissory Note.
C. Additional Acts. To do and perform such other acts necessary to effectuate the responsibilities and obligations of the Borrower under the Borrower Agreement and Promissory Note; and to execute and deliver other documents and agreements as may be necessary and proper to carry into effect the Borrower Agreement, Promissory Note and these Resolutions.
D. Submit Loan Requests. To submit loan requests, from time to time, through the QuarterSpot platform, all under such terms and conditions as may be provided in the Borrower Agreement, Promissory Note, and all exhibits thereto, and all subsequent amendments and additions and substitutions thereof.
E. Limited Power of Attorney. To grant QuarterSpot, upon successful funding and closing of a loan to Borrower, a limited power of attorney to execute a Promissory Note substantially in the form of attached Exhibit B of the Borrower Agreement.
F. Choice of Law. To accept that all loans made by QuarterSpot shall, for all purposes, be governed by New Jersey law.

**BE IT FURTHER RESOLVED,** QuarterSpot may rely upon these Resolutions and Authorized Representative's certification until and unless we are otherwise notified in writing. Any such notice will not affect Borrower's continuing agreements, obligations and commitments in effect at the time notice is given.

IN WITNESS WHEREOF, the Borrower has duly executed this Agreement as of the date first below written.

| Richard Groberg | RSG | July 9, 2014 |
| --- | --- | --- |
| Name | Initials | Date |

maximum number of calendar days that it may be due and owing, subject to any prepayment rights set forth in this Agreement.

**SECTION 5 - LOAN LISTING** We will post a loan listing with terms corresponding to your loan request on our Website. The loan listing will expire 120 hours from its posting date, however we reserve the right to cancel loan listings at any time within our complete discretion. Our posting of a loan listing does not guarantee that your loan request will be funded.

**SECTION 6 - INVESTORS** Investors are registered QuarterSpot users who may review your loan listings and choose to either fund a portion or the entire amount of your loan by making a loan to QuarterSpot. YOU ACKNOWLEDGE THAT AN INVESTOR'S COMMITMENT TO FUND A PORTION OR THE ENTIRE AMOUNT OF YOUR LOAN BY MAKING A LOAN TO QUARTERSPOT CONFERS NO RIGHTS TO YOU. YOU FURTHER ACKNOWLEDGE THAT, IF YOUR LOAN IS SUCCESSFULLLY FUNDED, AS DEFINED IN SECTION 7, (A) QUARTERSPOT WILL USE THE FUNDS TO MAKE A LOAN TO YOU AND (B) QUARTERSPOT IS THE SOLE MAKER AND CREDITOR OF YOUR LOAN.

**SECTION 7 - SUCCESSFUL FUNDING** Your loan will be considered successfully funded if:

a. 100% of the loan is funded before the expiration of the loan listing;
b. 50% of the loan or more is funded at the expiration of the loan listing; or
c. At least $5,000 of the loan is funded at the expiration of the loan listing, and you choose to accept the lesser amount within 2 hours of expiration.

Except as set forth in clause (c) above, in no event, will QuarterSpot be obligated to notify you of the date upon which your loan may or will successfully fund.

**SECTION 8 - LOAN COMMITMENT** SHOULD YOUR LOAN BE SUCCESSFULLY FUNDED, YOU COMMIT TO OBTAIN A LOAN FROM QUARTERSPOT ON THE TERMS SET FORTH IN THIS AGREEMENT AND AUTHORIZE US TO ISSUE A NOTE IN THE FORM ATTACHED AS EXHIBIT B (A "NOTE") BETWEEN YOU AND QUARTERSPOT UNDER POWER OF ATTORNEY AS DESCRIBED BELOW. YOU HAVE NO RIGHT TO RESCIND THIS AUTHORIZATION AFTER A LOAN LISTING HAS BEEN POSTED EXCEPT AS SET FORTH IN SECTION 7 ABOVE. QuarterSpot will maintain all Notes corresponding to successfully funded loans in electronic form and shall make all such Notes available to you for review on our Website.

**SECTION 9 - LIMITED POWER OF ATTORNEY** As a condition to this Agreement, each and every time you submit a loan request, you hereby grant us a limited power of attorney and you hereby appoint QuarterSpot and/or our designees as your lawful and true agent and attorney-in-fact, with full and complete power of substitution and re-substitution, for you and in your name, stead and place, in any and all capacities, to execute and complete a Note with an equivalent Loan Amount (defined in SECTION 12) and terms to each such loan request, with the full authority and power to perform and do each and every thing and act necessary and requisite to be done in connection with such power, as fully to all purposes and intents as you could or might do in person ("Power of Attorney"). This Power of Attorney is limited to the purpose

described herein and shall automatically expire upon the earlier of (A) the issuance and funding of your Note by QuarterSpot, (B) failure of your loan listing to be successfully funded, or (C) cancellation of your loan listing. By contacting QuarterSpot as specified in this Agreement, you may revoke this Power of Attorney at any time before your loan has been posted. Once a Note has been executed on your behalf by QuarterSpot acting as your attorney-in-fact, pursuant to this Agreement, it shall be deemed a valid and binding obligation of you. If you elect to revoke the Power of Attorney before we publish your loan listing, the Note will be cancelled. Further, in QuarterSpot's sole and unlimited discretion, you may be prohibited from participating as a Borrower on our Website in the future.

**SECTION 10 – LOAN DISBURSMENT** If your loan is successfully funded, you authorize us to disburse your loan proceeds ("Disbursement Amount"), by electronic transfer to your business checking account, as provided in the Bank Account Authorization form (Exhibit C).

**SECTION 11 – PLATFORM FEE** For each loan of yours that is successfully funded, you agree to pay a one-time non-refundable platform fee in the amount set forth in your loan request. This fee will be deducted from your loan proceeds, so the Disbursement Amount will be less than the full amount of your issued loan ("Loan Amount"). You hereby acknowledge that the platform fee will be considered part of your Loan Amount, and is subject to the accrual of interest. The platform fee consists of a service fee for providing and operating the QuarterSpot loan platform, and may include an acquisition fee to cover the costs incurred by QuarterSpot for third parties arranging a loan between QuarterSpot and the borrower.

**SECTION 12 – LOAN PAYMENT** You authorize us to initiate an electronic payment request to one or more of your business payment accounts (individually and collectively, as appropriate, your "Payment Account") where you receive payments for goods and services sold or provided by you ("Customer Deposits"), for any amount due under your loan in accordance with the payment schedule of your Note ("Payment Schedule"), as provided in the Bank Account Authorization form (Exhibit C).

**SECTION 13 – ALTERNATIVE PAYMENT METHODS** If you know of any reason that would preclude QuarterSpot from obtaining any payment due in accordance with the Payment Schedule, then you must promptly restore sufficient funds to your Payment Account, make the missed payment(s) by electronic transfer or, if offered, by other means.

**SECTION 14 – LOAN SERVICING** You acknowledge and agree that QuarterSpot, its third party agent(s), or assign(s) shall administer and collect on your loans. We may, within our sole discretion, delegate servicing of or assign your loan to another party.

**SECTION 15 – OTHER FEES**

a. Returned Payment Fee: A Returned Payment Fee in the amount of $25 is assessed if an electronic payment is made on your loan that is returned as unpaid, declined or dishonored for any reason. This fee is immediately due and payable, and may be collected using electronic transfers initiated by us. You acknowledge that your bank may

charge a fee in addition to the Returned Payment Fee and that bank fee is the sole responsibility of the borrower.

b. Late Fee: A Late Fee in the amount of $10 is assessed if an electronic payment is not received by us according to the Payment Schedule. This fee is immediately due and payable, and may be collected in accordance with Section 12 and Section 13. The maximum amount of Late Fees that may be assessed per month is $40.
c. Wire Transfer Fee (optional): A Wire Fee of $30 will be assessed in order to receive a wire transfer of the Disbursement Amount. This fee will be deducted from the loan proceeds. You hereby acknowledge that the Wire Transfer Fee will be considered part of the Loan Amount and is subject to the accrual of interest. Additionally, a Wire Transfer Fee in the amount of $30 is assessed if a wire transfer payment is made by you in accordance with Section 13.

**SECTION 16 - SECURITY INTEREST** In the event a Note is executed on your behalf under power of attorney, you hereby agree to grant QuarterSpot a continuing security interest in and to the "Collateral" as described below to secure payment and performance of the Note. The Collateral includes the following property that you now own or shall acquire or create immediately upon the acquisition or creation thereof: (a) all tangible and intangible property of Borrower, including, all accounts, deposit accounts, chattel paper, documents, equipment, general intangibles, instruments, inventory, investment property (including certificated and uncertificated securities, securities accounts, securities entitlements, commodity contracts and commodity accounts), letter of credit rights, commercial tort claims and as-extracted collateral (as those terms are defined in Article 9 of the Uniform Commercial Code ("UCC") in effect from time-to-time in the State of Virginia); (b) all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, and other sources of business identifiers, and all registrations, recordings and applications with the U.S. Patent and Trademark Office ("USPTO") and U.S. Copyright Office and all renewals, reissues and extensions thereof (collectively "IP"), together with any written agreement granting any right to use any IP; and (c) all accessions, attachments, accessories, parts, supplies and replacements, products, proceeds and collections with respect to the items described in (a) and (b) above, as those terms are defined in Article 9 of the UCC and all records and data relating thereto.

**SECTION 17 – FINANCING STATEMENTS** In the event a loan is issued to you, you hereby agree that QuarterSpot and/or a designated representative may file any financing statement, lien entry form or other document we require in order to perfect, amend or continue our security interest in the Collateral and you agree to cooperate with us and/or our designated representative as may be reasonably necessary to accomplish said filing and to perfect our security interest in the Collateral. In this Agreement "designated representative" means any entity or individual that is designated by us to serve in such capacity.

**SECTION 18 – ACKNOWLEDGEMENTS AND COVENANTS BY YOU**

a. You acknowledge and agree that we may rely without independent verification on the accuracy, authenticity and completeness of all information you provide to us;

b. You agree that if your loan is successfully funded, you will repay the loan in accordance with the agreed upon terms specified under this Agreement and the Exhibits attached hereto.
c. You agree not to materially change the nature of the business that you conduct from the type of business originally disclosed to QuarterSpot in connection with this Agreement and to conduct your business substantially in accordance with past practices;
d. You will not receive any form of commercial financing, including but not limited to a business loan or merchant cash advance, other than from QuarterSpot for a period of 30 days following the submission of a loan request;
e. You agree to notify us promptly if there is an account change, with regard to any Payment Account provided to us, and agree to provide us with up-to-date account information;
f. You agree not to open a new account other than the Payment Account to which Customer Deposits will be received and not to take any action to cause Customer Deposits to be delivered to any account other than the Payment Account;
g. You agree to maintain sufficient funds in your Payment Account to cover any amount due in accordance with the Payment Schedule of the Note;
h. You agree not to take any intentional action that would substantially impair or reduce the ability of the Borrower to satisfy its obligations under this Agreement without our prior written permission;
i. You agree to notify us If you know of any reason that would preclude QuarterSpot from processing or receiving payment in accordance with the Payment Schedule of the Note;
j. You certify that the loan proceeds received from QuarterSpot will solely be used for the specific business purposes as set forth in any loan request, in the Note, and not for personal, family, household purposes or any illegal activity. You understand that we will be unable to verify how you will actually use the loan proceeds. However, you agree that its breach of the provisions of this section will not affect our right to (i) enforce your promise to pay all amounts owed under this Agreement, regardless of the purpose for or how the loan proceeds are in fact used or (ii) use any remedy legally available to QuarterSpot, even if that remedy would not have been available had the loan been made by us for consumer purposes;
k. You agree not to challenge the enforceability or validity of this Agreement, in whole or in part; and
l. While Borrower has unsatisfied indebtedness to QuarterSpot under any Note, you agree to notify QuarterSpot prior to (i) consolidating or merging into or with any other business entity; (ii) changing its place of business, name or, if more than one, chief executive office, its organizational identification number(s), its mailing address; or (iii) changing its entity's organization type, its legal structure, its jurisdiction of its organization. If Borrower does not have an organizational identification number and obtains one at a later point in time, you shall notify QuarterSpot of such identification number immediately.

## SECTION 19 – OTHER BORROWER, REPRESENTATIONS AND WARRANTIES

a. You have not: (i) made any false, inaccurate, incomplete, misleading or deceptive statements or omissions of fact; (ii) misrepresented your identity or the identity of your business, or described, presented or portrayed yourself or the business in a fraudulent

manner; or (iii) represented yourself to any person, as a representative, employee, or agent of QuarterSpot, or purported to speak to any person on our behalf;

b. You have not received nor plan to receive any form of commercial financing other than from QuarterSpot, including but not limited to a business loan or merchant cash advance, that has not been originally disclosed in writing to us in connection with this Agreement;
c. You have no present intention to close or cease operating your business, in whole or in part, temporarily or permanently;
d. You are solvent and not contemplating any insolvency or bankruptcy proceeding;
e. As of the date of this Agreement, no eviction or foreclosure is pending or threatened against Borrower;
f. The execution, delivery and performance of the obligations under this Agreement, all of which have been duly authorized, and any and all other documents, contracts and agreements agreed to and/or executed in connection herewith, are within your full power and authority, are not in contravention of applicable law, have been authorized, do not contravene your by-laws, operating agreement, charter or other organization documents, or any agreement, contract, indenture or other undertaking made by Borrower; It is not necessary for QuarterSpot to inquire into your powers or the officers, directors, agents, acting or purporting to act on its behalf and any Agreements made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder;
g. The exact legal name of the Borrower is set forth in the loan application;
h. The loan application accurately reflects your principal office and the location where you retain, access and have available your records relating to your accounts, property and contract rights;
i. You will comply with all rules, regulations, statutes, laws and ordinances relating to you and your business;
j. Borrower is in good standing and fully licensed to do business in every state in which it is conducting business, and agrees that it shall remain so during the term of this Agreement, except where the failure to comply cannot reasonably be expected to have a material adverse impact on Borrower's business, property, financial condition of the value or ownership rights in or to the Collateral;
k. Borrower is in good standing, is duly organized, is validly existing and is licensed under the laws of its state of incorporation, and shall remain so during the term of this Agreement;
l. Any and all capital stock issued and outstanding by Borrower is and was properly made;
m. All of Borrower's records and books are up-to-date and accurate, and shall be maintained in such a state during the term of this Agreement;
n. All of Borrower's organizational documents and papers, and all amendments to such documents and papers, have been properly and duly filed and are in good and proper order;
o. Borrower is in compliance with its by-laws, operating agreement, organizational documents, charter, applicable laws, rules, regulations, ordinances, contracts, agreements, covenants or other restrictions by which it is bound, other than those being contested in good faith or where the failure to comply cannot reasonably be expected to have a material adverse impact on Borrower's business, property, financial condition of the value or ownership rights in or to the Collateral;

p. Borrower is not subject to any legal, corporate or charter-based restriction, or any award, order, decree, judgment rule, regulation, law, contract or agreement that could reasonably be expected to have a material adverse impact on the Borrower's business, prospects, property or financial condition of the value or ownership rights in or to the Collateral; and
q. Borrower attests that the Payment Account was established for business purposes and not primarily for personal, family or household purposes.

**SECTION 20 – DEFAULT AND TERMINATION** You will be deemed in default on your loan (each, an "Event of Default") if:

a. We are unable to collect or do not receive any scheduled payment three days after its due date and we have not agreed to an alternate Payment Schedule for you;
b. You violate any term, covenant or condition of this Agreement;
c. Any representation, warranty statement made or furnished to us by you shall prove to have been incorrect, incomplete, false or misleading in any material respect when made;
d. Any financial information provided by you is intentionally false or misleading;
e. You admit in writing your inability to pay your debts, or make a general assignment for the benefit of creditors;
f. Any proceeding shall be instituted by or against you seeking to adjudicate you bankrupt or insolvent that is not dismissed within ninety (90) days;
g. You liquidate, terminate, dissolve, suspend or wind down your business;
h. Your ability to perform your obligations under this Agreement is threatened or put in jeopardy, including but not limited to a circumstance where you are in default under any agreement, including a security agreement, in favor of any other party to whom you owe debt;
i. You deny in writing that this Agreement or any obligation of performance and liability hereunder is binding; or you contest in writing the enforceability or validity of this Agreement or any guarantee of performance in any forum; you default on your obligation to guarantee performance of this Agreement, or any guaranty of performance ceases to be in full force and effect or is declared to be null and void;
j. If any managing member dies, where Borrower is a limited liability company; if any general partner or partner dies, where Borrower is a partnership; in the event that Borrower is any other form of business entity, any person(s) that directly or indirectly controls 10% or more of the ownership interests of such entity dies;
k. If any creditor tries to take any of your property on or in which we have a lien or security interest; and
l. Loan proceeds are used for personal, family, or household purposes or any illegal activity.

**SECTION 21 – RIGHTS AND REMEDIES UPON DEFAULT** Subject to applicable law, if an Event of Default occurs under this Agreement, at any time thereafter, we may exercise any one or more of the following rights and remedies:

a. *Accelerate Indebtedness:* We may declare the Loan Amount immediately due and payable, without notice of any kind to you.

b. *Remedy Election:* Except as limited by applicable law, all of QuarterSpot's remedies and rights, whether documented in this Agreement or any related documents, or any other writing, shall be cumulative and may be exercised concurrently or singularly. Any election by QuarterSpot to pursue a particular remedy or recourse at any time shall not be deemed to exclude or limit pursuit of any other remedy or recourse at any other time, and any election or selection to take action or make expenditures to perform your obligation under the Agreement, after any failure to perform by you, shall not affect or impact QuarterSpot's right to declare a default and exercise any remedies or recourse available to QuarterSpot.

**SECTION 22 – FINANCIAL INFORMATION AND REEVALUATION OF CREDIT** You hereby authorize us to obtain financial data from third parties at any time in connection with your loan requests and, if your loan is issued, for any update, renewal, extension of credit or other lawful purpose thereon.

**SECTION 23 – COLLECTION & REPORTING OF DELINQUENT LOANS** We reserve the right to report loan payment delinquencies at or in excess of thirty (30) days to one or more commercial reporting agencies in accordance with applicable law. You also agree that we may release information to comply with governmental reporting or legal process that we believe may be required, whether or not such is in fact required, or when necessary or helpful in completing a transaction, or when investigating a loss or potential loss. You are hereby notified that a negative credit report reflecting on your credit record may be submitted to a commercial credit reporting agency if you fail to fulfill the terms of your credit obligations hereunder. You agree to pay all costs of collecting any delinquent payments, including reasonable attorneys' fees, as permitted by applicable law.

**SECTION 24 – COSTS AND ATTORNEYS' FEES** Except as limited by applicable law, you agree to pay QuarterSpot on demand any and all expenses, including but not limited to collections, reasonable attorneys' fees, filing fees, document fees and all other expenses of any kind or nature which may be incurred by QuarterSpot to enforce or obtain payment of the Note.

**SECTION 25 – INDEMNIFICATION** Each party agrees to defend, indemnify and hold the other party harmless from any liabilities, damages, costs, expenses (including reasonable attorneys' fees) or harm arising out of or relating to any violation or alleged violation by you of this Agreement.

**SECTION 26 – INTEREST AND FEE REFUNDS** If the loan is subject to a law that sets maximum charges, and that law is finally interpreted so that the interest or other fees collected or to be collected in connection with this Agreement exceed the permitted limits, then (a) any such charge will be reduced by the amount necessary to reduce the charge to the permitted limit and (b) any sums already collected from you that exceed the permitted limits will be refunded or credited to you.

**SECTION 27 – LOAN ASSIGNMENT** You hereby agree that we may, without notice to or consent by you, sell, assign or transfer all of our right, title and interest in this Agreement.

**SECTION 28 – NO FUNDING GUARANTEE** WE DO NOT WARRANT NOR GUARANTEE THAT YOUR LOAN WILL BE FUNDED IN WHOLE OR IN PART EVEN IF A LOAN LISTING IS POSTED ON YOUR BEHALF.

**SECTION 29 – ENTIRE AGREEMENT** This Agreement and all Exhibits attached hereto are hereby incorporated into and made a part of this Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

**SECTION 30 – CONSENT FOR ELECTRONIC SIGNATURES, RECORDS, AND DISCLOSURES ("E-CONSENT")**

a. You are submitting a request for online commercial financial services from us. To provide these services, we need your consent to use and accept electronic signatures, records, and disclosures ("E-Consent"). This E-Consent notifies you of your rights when receiving disclosures, notices and information from us. By clicking "Sign-up," "I Agree," "Next," or "Submit," or other links assenting to our terms, you acknowledge you received this E-Consent and that you consent to using electronic signatures, records, and disclosures. Additionally, by clicking "Sign-up," "I Agree," "Next," or "Submit," or other links assenting to our terms, you consent to conduct transactions by using electronic disclosures, electronic records, and contract documents ("Disclosures"). You may request any Disclosures in paper form by logging in and printing a paper copy. You may also mail us your written request to our address provided above. We will provide paper copies at no charge. We will retain all Disclosures as applicable law requires. This E-Consent applies to all interactions online concerning you and us. By exercising this E-Consent, we will process your information and interact during all online interactions with you electronically. We will also send you notices electronically related to our interactions and transactions. You also hereby agree that this consent will apply to you and all interactions you may have with third parties we refer you to, including any potential third-parties such as collection agencies or verification companies. This consent will apply to those interactions until and unless you and such third-party agree to a subsequent electronic consent agreement. Before you decide to do business electronically with us you should consider whether you have the required hardware and software capabilities described below. To access and retain the Disclosures electronically, you will need to use the following computer software and hardware: A PC or MAC compatible computer or other device capable of accessing the Internet and an Internet Browser software program that supports at least 128 bit encryption, such as Microsoft® Internet Explorer, Netscape ® or Mozilla Firefox®. To read some documents, you may need a PDF file reader like Adobe®, Acrobat Reader Xpdf ® or Foxit®. If these requirements change while you are maintaining an active relationship with us, and the change creates a material risk that you may not be able to receive Disclosures electronically, we will notify you of these changes. You will need a printer or a long-term storage device, such as your computer's disk drive, to retain a copy of the Disclosures for future reference. You may send us your written questions regarding the hardware and software requirements by mail to our address above. You may withdraw this E-Consent at any time and at no charge. However, if you withdraw this E-Consent before receiving online commercial financial services,

this will prevent you from obtaining online commercial financial services from us. If at any time you wish to withdraw this E-Consent, you can send us your written request by mail to our address above, with the details of such request. If you decide to withdraw this E-Consent, the legal effectiveness, validity, and enforceability of prior electronic Disclosures will not be affected. You should keep us informed of any change in your electronic address or mailing address. You may update such information by logging into the website and providing the updated information. You may also send us your written update by mail to our address above.

b. BY CLICKING "SIGN-UP," "I AGREE," "NEXT," OR "SUBMIT," OR OTHER LINKS ASSENTING TO OUR TERMS YOU ACKNOWLEDGE THAT YOU CAN ACCESS THE DISCLOSURES IN THE DESIGNATED FORMATS DESCRIBED ABOVE. Once you give your consent, you can log into the website to access these documents. BY CLICKING "SIGN-UP," "I AGREE," "NEXT," OR "SUBMIT," OR OTHER LINKS ASSENTING TO OUR TERMS YOU ACKNOWLEDGE YOU HAVE READ THIS INFORMATION ABOUT ELECTRONIC SIGNATURES, RECORDS, DISCLOSURES, AND DOING BUSINESS ELECTRONICALLY. YOU CONSENT TO USING ELECTRONIC SIGNATURES, HAVING ALL DISCLOSURES PROVIDED OR MADE AVAILABLE TO YOU IN ELECTRONIC FORM AND TO DOING BUSINESS WITH US ELECTRONICALLY. YOU ACKNOWLEDGE THAT YOU MAY REQUEST A PAPER COPY OF THE ELECTRONIC RECORDS AND DISCLOSURES, WHICH WE WILL PROVIDE TO YOU AT NO CHARGE. IF YOU REFRAIN FROM PROCEEDING THEN YOU NEITHER WISH TO USE ELECTRONIC SIGNATURES NOR CONDUCT THIS TRANSACTION ELECTRONICALLY. YOU ALSO ACKNOWLEDGE THAT YOUR CONSENT TO ELECTRONIC DISCLOSURES IS REQUIRED TO RECEIVE ONLINE COMMERCIAL FINANCIAL SERVICES FROM US OVER THE INTERNET.

**SECTION 31 – NOTICES** All notices and other communications to you hereunder may be given by email to your registered email address or posted on the Website, and shall be deemed to have been duly given and effective upon confirmed transmission. You acknowledge that you have sole access to such email account and your profile on the Website and that communications from us may contain sensitive, confidential, and collections-related communications. If you wish to change an email address, you must notify QuarterSpot of the change by sending an email to support@QuarterSpot.com, logging into the website and providing the information in the appropriate section, or calling 1-800-775-5143. You also agree to update your registered business address and telephone number on the Website if they change.

**SECTION 32 – NO WARRANTIES** EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, QUARTERSPOT MAKES NO REPRESENTATIONS OR WARRANTIES TO BORROWER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

**SECTION 33 – LIMITATION ON LIABILITY** IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, QUARTERSPOT MAKES NO

REPRESENTATION OR WARRANTY TO BORROWER REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON BORROWER'S FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY.

**SECTION 34 – MISCELLANEOUS** The parties acknowledge that there are no third party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights or obligations under this Agreement to another person without QuarterSpot's prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this SECTION 36 shall be null and void.

**SECTION 35 – ARBITRATION** The parties agree that any claim, allegation or dispute arising out of or relating to this Agreement, including without limitation, any claim, allegation or dispute regarding the terms, scope, interpretation, construction, performance, breach, termination or enforceability of this Agreement, may be, at the election of either party, submitted to and resolved by mandatory binding arbitration, to take place in the State of Virginia, to take place within a reasonable time after the making of such a demand by a party, such time period not to exceed ninety (90) days after request by the requesting party. Arbitration under this Agreement shall take place before and be administered by JAMS. Except as limited by this Agreement, the proceeding shall be conducted under the Expedited Procedures of JAMS' rules and procedures. The arbitrator presiding over the proceeding shall be selected under JAMS' procedures, and shall base its determinations and awards under Virginia law. Any award issued by the arbitration may be entered and enforced in any court having jurisdiction in accordance with SECTION 38 of this Agreement. The costs associated with the arbitration charged by JAMS shall be split evenly among the parties to the arbitration, although QuarterSpot will consider a good faith request by you for QuarterSpot to pay the costs of arbitration. Arbitration may only be pursued in an individual capacity, not as a class or representative member of more than one individual. The arbitrator shall not have the power or be authorized to consolidate more than one individual or entity's claim in arbitration proceedings with any other person or entity's other arbitration proceedings, and may not otherwise authorize or preside over any claim purporting to represent a class or more than one individual or entity. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

**SECTION 36 – COMMERCIAL / BUSINESS PURPOSE LOAN CERTIFICATION** BY SIGNING BELOW, YOU CERTIFY THAT THIS LOAN IS BEING MADE TO YOU, A BUSINESS, FOR BUSINESS PURPOSES. THE PROCEEDS WILL NOT BE USED FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES. YOU ACKNOWLEDGE THAT THE ENTITY OBTAINING THIS LOAN HAS ENGAGED IN LAWFUL, ONGOING BUSINESS AND WAS NOT FORMED FOR THE PURPOSE OF OBTAINING THIS CREDIT. YOU ACKNOWLEDGE AND AGREE TO SUBMIT ANY ADDITIONAL CERTIFICATION, AFFIDAVIT, ACKNOWLEDGMENT, OR FURTHER SUBSTANTIATION WE MAY REQUEST REGARDING THE BUSINESS PURPOSE OF THIS EXTENSION OF CREDIT.

**SECTION 37 – ADDITIONAL ACKNOWLEDGMENTS** By electronically signing, you acknowledge and agree to the following:

a. **CAUTION -- IT IS IMPORTANT THAT YOU THOROUGHLY READ THE AGREEMENT BEFORE YOU SIGN IT.**
b. This is a simple interest contract. Interest is calculated daily on the unpaid principal until the full amount of principal has been paid. There are no unearned finance charges.
c. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.
d. Oral Modifications. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.
e. NOTICE: (1) Do not sign this agreement before you read it. (2) You are entitled to a copy of this agreement. (3) You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.
f. Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under applicable law.

**SECTION 38 – VIRGINIA GOVERNING LAW, CHOICE OF VIRGINIA FORUM**
Subject to SECTION 36 above, our relationship (including this Agreement and any claim, dispute or controversy (whether in contract, tort, or otherwise) at any time arising from or relating to this Agreement is governed by, and this Agreement will be construed in accordance with, applicable federal law and (to the extent not preempted by federal law) Virginia law without regard to internal principles of conflict of laws. The legality, enforceability and interpretation of this Agreement and the amounts contracted for, charged and reserved under this Agreement will be governed by such laws. You understand and agree that (i) we are located in Virginia, (ii) we make all credit decisions from our office in Virginia, (iii) Loans are made in Virginia (that is, no binding contract will be formed until we receive and accept your signed Agreement in Virginia) and (iv) your payments are not accepted until received by us in Virginia. Borrower further acknowledges that: (i) Borrower's loan requests are received at our office in Arlington, Virginia; (ii) we completed our underwriting process resulting in this transaction at our office in Arlington, Virginia; (iii) all agreements between you and us will be effective only after received by us at our office in Arlington, Virginia; (iv) we provide proceeds to Borrower from a bank account in Virginia; (v) we process all transactions from Virginia; (vi) we service the transaction from the State of Virginia; and (vii) all payments are deemed made when received by us at our office in Arlington, Virginia. Borrower hereby expressly consents to Virginia law and forum. Borrower acknowledges that in the event of litigation arising under this Agreement, that litigation in Virginia spares the Borrower the costs of paying for transporting Virginia evidence elsewhere. Borrower acknowledges that the signing of these terms is a culmination of a series of acts carried on in Virginia. Borrower agrees that Virginia is the most convenient location to stand suit, as it relates to this Agreement. Unless prohibited by applicable

law, this Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of Virginia without regard to principles of conflicts of law. Any arbitration as provided for in this Agreement will take place in the state of Virginia.

# EXHIBIT A: VALIDITY AGREEMENT

To induce QuarterSpot to enter into a Borrower Agreement with the Borrower, the undersigned hereby agrees to indemnify QuarterSpot and hold QuarterSpot harmless against any loss which QuarterSpot may suffer as a result of a breach of SECTION 18 and 19 of the Loan Agreement (collectively "Indemnity Payments"). Indemnity Payments shall include, but not be limited to, any amounts due under any loan the Borrower receives from QuarterSpot (collectively, "Payments"). The undersigned further agrees to make Indemnity Payments on demand without requiring us to enforce Indemnity Payments against the Borrower.

The undersigned waives all notices to which the undersigned might otherwise be entitled by law, and also waives all defenses, legal or equitable, otherwise available to the undersigned. Any action arising hereunder shall, if the undersigned shall elect, be instituted in accordance with SECTION 35 of the Borrower Agreement.

# EXHIBIT B: NON-NEGOTIABLE PROMISSORY NOTE

**(TO BE EXECUTED ELECTRONICALLY PURSUANT TO SECTION 9)**

For value received, I ("Borrower," "you") promise to pay to the order of QuarterSpot or any subsequent holder (collectively, "Lender," "us") of this Promissory Note, the principal ("Principal" or "Loan Amount") of __________ Fifty Thousand Dollars (\$ 50,000.00) with interest as set forth below.

**Issue Date:** July 11, 2014

**Term:** 270 **Calendar Days.**

**Loan Amount: $** 50,000.00

**Total Interest $** __________. This Note is a fully amortizing loan that bears interest during each calendar day from its Issue Date until the final day of its stated Term, subject to prepayment as set forth herein. Interest is calculated on a daily basis upon the unpaid balance with each day representing 1/360th of a year.

**Payment Schedule: (** DailyBusinessDays **).** This Note must be repaid according to its payment schedule, subject to prepayment as set forth herein. A fixed payment of __________ Two Hundred and Eighty-Five Dollars and Fifty-Two Cents (\$ 285.52) representing principal and interest will become due according to the Note's payment schedule.

**Fees:** Upon execution of this Note, the Borrower will be responsible for fees identified in SECTION 11 and 16 of the Borrower Agreement between QuarterSpot and the Borrower (the "Borrower Agreement"):

**Note Repayments:** All payments on this Note shall be made in immediately available lawful United States money. All payments hereunder are to be first applied to the payment of expenses and, fees, then to the unpaid Loan Amount with interest; provided, however, that after an Event of Default (as defined in the Borrower Agreement), payments will be applied to your obligations as determined by QuarterSpot, in its sole discretion.

**Prepayments and Partial Payments:** Borrower may make any payment in advance of the Payment Schedule, in whole or in part, without penalty or premium at any time. Any partial prepayment is to be applied first to expenses for which the Borrower is liable hereunder and then to any unpaid amount due and payable under the Note at the time of prepayment. Unless the Borrower's prepayment satisfies all amounts due under the Note at the time it is received, any excess funds will be held and applied to the Borrower's indebtedness to QuarterSpot at the time the Borrower's obligations become due and payable in accordance with the payment schedule of this, or any other Note. Interest will continue to accrue at the same rate regardless of prepayment until either (i) payment of the Note is received in full or (ii) the final calendar day of the Note's stated Term. Partial prepayment of this Note does not relieve the Borrower of its obligation to pay the remaining balance due under this Note prior to the final calendar day of the Term. We may accept late payments or partial payments, even though marked "paid in full", without losing any rights under this Note.

**Security Interest:** Upon execution of this Note, the Borrower grants QuarterSpot a continuing security interest in and to any and all "Collateral" as described in the SECTION 17 of the Borrower Agreement to secure payment and performance of all debts, liabilities and obligations of you to us hereunder.

**Event of Default:** If an Event of Default (as defined in the Borrower Agreement) occurs due to Borrower's failure to make a payment when due, interest will continue to accrue at the current interest rate on the unpaid balance of the loan.

**Miscellaneous:** This is a non-negotiable Note. Notwithstanding the foregoing, we have the right to assign this Note, including without limitation, without any notice to the Borrower, advance or otherwise. The Borrower does not have the right and you may not assign this Note without QuarterSpot's prior written consent. This Note inures to the successors, heirs, representatives and permitted assigns of the Borrower and QuarterSpot.

The Borrower hereby waives notice of non-payment, demand, protest and all other notices or demands whatsoever, and the Borrower hereby consents that, without notice to and without releasing any party's liability, we may, in whole or in part, from time to time, extend, modify, change, amend, accelerate, compromise, settle or release the obligations evidenced by this Note.

Any changes to this Note must be in writing signed by the Borrower and us. Notices will be mailed electronically.

**Controlling Law:** Our relationship (including this Agreement and any claim, dispute or controversy (whether in contract, tort, or otherwise) at any time arising from or relating to this Agreement is governed by, and this Agreement will be construed in accordance with, applicable

federal law and (to the extent not preempted by federal law) Virginia law without regard to internal principles of conflict of laws. The legality, enforceability and interpretation of this Agreement and the amounts contracted for, charged and reserved under this Agreement will be governed by such laws. You understand and agree that (i) we are located in Virginia, (ii) we make all credit decisions from our office in Virginia, (iii) the Loan is made in Virginia (that is, no binding contract will be formed until we receive and accept your signed Agreement in Virginia) and (iv) your payments are not accepted until received by us in Virginia. Borrower further acknowledges that: (i) Borrower's loan request was received at our office in Arlington, Virginia; (ii) we completed our underwriting process resulting in this transaction at our office in Arlington, Virginia; (iii) all agreements between you and us will be effective on the only after received by us at our office in Arlington, Virginia; (iv) we provide proceeds to Borrower from a bank account in Virginia; (v) we process all transactions from Virginia; (vi) we service the transaction from the State of Virginia; and (vii) all payments are deemed made when received by us at our office in Arlington, Virginia. Borrower hereby expressly consents to Virginia law and forum. Borrower acknowledges that in the event of litigation arising under this Note, that litigation in Virginia spares the Borrower the costs of paying for transporting Virginia evidence elsewhere. Borrower acknowledges that the signing of these terms is a culmination of a series of acts carried on in Virginia. Borrower agrees that Virginia is the most convenient location to stand suit, as it relates to this Note. Unless prohibited by applicable law, this Note shall be governed by, construed, applied and enforced in accordance with the laws of the State of Virginia without regard to principles of conflicts of law. Any arbitration as provided for in this Note will take place in the state of Virginia.

**Use of Proceeds:** Borrower certifies, acknowledges and understands that the loan proceeds will be used solely for the business purposes that the Borrower has represented to us in connection with your loan request, and such business purposes are hereby incorporated by reference.

# EXHIBIT C: BANK ACCOUNT AUTHORIZATION

This Bank Account Debit Authorization ("Authorization") is made a part of and is incorporated by reference into the Borrower Agreement. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Borrower Agreement.

**LOAN DISBURSEMENT.** If your loan is successfully funded, you authorize us to transfer your Disbursement Amount, less our Platform Fee, by electronic transfer to the business bank account that matches the bank statements or online login credentials that you have supplied to us.

**LOAN PAYMENT & ACH DIRECT DEBIT AUTHORIZATION.** You authorize us to automatically direct debit any payment account that you provide to us for any amount due under your Note in accordance with its Payment Schedule; provided, however, that if a date within the Payment Schedule falls on a weekend or holiday, we may direct debit on the next business day. You further authorize us to increase the amount of any scheduled direct debit payment or initiate multiple direct debit payments for any unpaid amount of any previously scheduled payment(s) as provided for in the payment schedule.

**ALTERNATIVE PAYMENT METHODS.** If you know of any reason that will preclude QuarterSpot from processing payment in accordance with the Payment Schedule, then you must promptly make the missed payment(s) by electronic transfer or, if offered, by other means.

**MISCELLANEOUS.** We are not responsible for any fees imposed on you by your financial institution as the result of any direct debit under this Agreement.

By electronically signing this Authorization, you certify that you have the power to make this Authorization on behalf of the Company. You understand this authorization will remain in full force and is in effect until QuarterSpot receives your written notification of its termination taking into consideration the necessary time required by QuarterSpot and your financial institution to respond and implement a change.

IN WITNESS WHEREOF, the Borrower has duly executed this Agreement as of the date first below written.

| Richard Groberg | [signature] | July 9, 2014 |
|---|---|---|
| Name | Initials | Date |

quarterspot

## Amortization Schedule - 20586

| | | | |
|---|---|---|---|
| **Name:** | KCI Investments, LLC | **Installment:** | $856.56 / DailyBusinessDay |
| **Loan ID:** | 30666 \| 30667 | **Amount:** | $150,000.00 |
| **Term:** | 270 | **Issued:** | 7/11/14 |

| Date | Balance | Principal | Interest | Total Payment |
|---|---|---|---|---|
| 7/11/14 | $150,000.00 | $0.00 | $0.00 | $0.00 |
| 7/12/14 | $150,000.00 | $0.00 | $0.00 | $0.00 |
| 7/13/14 | $150,000.00 | $0.00 | $0.00 | $0.00 |
| 7/14/14 | $149,364.17 | $635.83 | $220.73 | $856.56 |
| 7/15/14 | $148,583.88 | $780.30 | $76.26 | $856.56 |
| 7/16/14 | $147,803.21 | $780.67 | $75.89 | $856.56 |
| 7/17/14 | $147,022.16 | $781.05 | $75.51 | $856.56 |
| 7/18/14 | $146,240.74 | $781.42 | $75.14 | $856.56 |
| 7/19/14 | $146,240.74 | $0.00 | $0.00 | $0.00 |
| 7/20/14 | $146,240.74 | $0.00 | $0.00 | $0.00 |
| 7/21/14 | $145,599.29 | $641.46 | $215.10 | $856.56 |
| 7/22/14 | $144,817.12 | $782.17 | $74.39 | $856.56 |
| 7/23/14 | $144,034.57 | $782.55 | $74.01 | $856.56 |
| 7/24/14 | $143,251.65 | $782.92 | $73.64 | $856.56 |
| 7/25/14 | $142,468.35 | $783.30 | $73.26 | $856.56 |
| 7/26/14 | $142,468.35 | $0.00 | $0.00 | $0.00 |
| 7/27/14 | $142,468.35 | $0.00 | $0.00 | $0.00 |
| 7/28/14 | $141,821.26 | $647.09 | $209.47 | $856.56 |
| 7/29/14 | $141,037.21 | $784.05 | $72.51 | $856.56 |
| 7/30/14 | $140,252.78 | $784.43 | $72.13 | $856.56 |
| 7/31/14 | $139,467.98 | $784.80 | $71.76 | $856.56 |
| 8/1/14 | $138,682.80 | $785.18 | $71.38 | $856.56 |
| 8/2/14 | $138,682.80 | $0.00 | $0.00 | $0.00 |
| 8/3/14 | $138,682.80 | $0.00 | $0.00 | $0.00 |
| 8/4/14 | $138,030.06 | $652.74 | $203.82 | $856.56 |
| 8/5/14 | $137,244.12 | $785.94 | $70.62 | $856.56 |
| 8/6/14 | $136,457.80 | $786.31 | $70.25 | $856.56 |
| 8/7/14 | $135,671.11 | $786.69 | $69.87 | $856.56 |
| 8/8/14 | $134,884.05 | $787.07 | $69.49 | $856.56 |
| 8/9/14 | $134,884.05 | $0.00 | $0.00 | $0.00 |
| 8/10/14 | $134,884.05 | $0.00 | $0.00 | $0.00 |
| 8/11/14 | $134,225.64 | $658.41 | $198.15 | $856.56 |
| 8/12/14 | $133,437.81 | $787.83 | $68.73 | $856.56 |
| 8/13/14 | $132,649.61 | $788.20 | $68.36 | $856.56 |
| 8/14/14 | $131,861.03 | $788.58 | $67.98 | $856.56 |
| 8/15/14 | $131,072.07 | $788.96 | $67.60 | $856.56 |
| 8/16/14 | $131,072.07 | $0.00 | $0.00 | $0.00 |
| 8/17/14 | $131,072.07 | $0.00 | $0.00 | $0.00 |
| 8/18/14 | $130,407.98 | $664.08 | $192.48 | $856.56 |

| | | | | | |
|---|---|---|---|---|---|
| 8/19/14 | $129,618.26 | $789.72 | $66.84 | $856.56 | |
| 8/20/14 | $128,828.16 | $790.10 | $66.46 | $856.56 | |
| 8/21/14 | $128,037.69 | $790.48 | $66.08 | $856.56 | |
| 8/22/14 | $127,246.83 | $790.86 | $65.70 | $856.56 | |
| 8/23/14 | $127,246.83 | $0.00 | $0.00 | $0.00 | 17,131.20 |
| 8/24/14 | $127,246.83 | $0.00 | $0.00 | $0.00 | |
| 8/25/14 | $126,577.05 | $669.78 15144.21 | $186.78 1886.99 | $856.56 | Aug: 20 pyn |
| 8/26/14 | $125,785.43 | $791.61 | $64.95 | $856.56 | |
| 8/27/14 | $124,993.44 | $792.00 | $64.56 | $856.56 | |
| 8/28/14 | $124,201.05 | $792.38 | $64.18 | $856.56 | |
| 8/29/14 | $123,408.30 | $792.76 | $63.80 | $856.56 | |
| 8/30/14 | $123,408.30 | $0.00 | $0.00 | $0.00 | |
| 8/31/14 | $123,408.30 | $0.00 | $0.00 | $0.00 | |
| 9/1/14 | $123,408.30 | $0.00 | $0.00 | $0.00 | |
| 9/2/14 | $122,791.64 | $616.65 | $239.91 | $856.56 | |
| 9/3/14 | $121,998.12 | $793.52 | $63.04 | $856.56 | |
| 9/4/14 | $121,204.22 | $793.90 | $62.66 | $856.56 | |
| 9/5/14 | $120,409.94 | $794.28 | $62.28 | $856.56 | |
| 9/6/14 | $120,409.94 | $0.00 | $0.00 | $0.00 | |
| 9/7/14 | $120,409.94 | $0.00 | $0.00 | $0.00 | |
| 9/8/14 | $119,729.88 | $680.06 | $176.50 | $856.56 | |
| 9/9/14 | $118,934.83 | $795.05 | $61.51 | $856.56 | |
| 9/10/14 | $118,139.40 | $795.43 | $61.13 | $856.56 | |
| 9/11/14 | $117,343.59 | $795.81 | $60.75 | $856.56 | |
| 9/12/14 | $116,547.40 | $796.19 | $60.37 | $856.56 | |
| 9/13/14 | $116,547.40 | $0.00 | $0.00 | $0.00 | |
| 9/14/14 | $116,547.40 | $0.00 | $0.00 | $0.00 | |
| 9/15/14 | $115,861.62 | $685.79 | $170.77 | $856.56 | |
| 9/16/14 | $115,064.66 | $796.95 | $59.61 | $856.56 | |
| 9/17/14 | $114,267.32 | $797.34 | $59.22 | $856.56 | |
| 9/18/14 | $113,469.60 | $797.73 | $58.83 | $856.56 | |
| 9/19/14 | $112,671.49 | $798.11 | $58.45 | $856.56 | |
| 9/20/14 | $112,671.49 | $0.00 | $0.00 | $0.00 | |
| 9/21/14 | $112,671.49 | $0.00 | $0.00 | $0.00 | |
| 9/22/14 | $111,979.95 | $691.53 | $165.03 | $856.56 | 17,987.76 |
| 9/23/14 | $111,181.08 | $798.87 | $57.69 | $856.56 | |
| 9/24/14 | $110,381.82 | $799.26 16195.22 | $57.30 1792.54 | $856.56 | Sep: 21 pyn |
| 9/25/14 | $109,582.18 | $799.64 | $56.92 | $856.56 | |
| 9/26/14 | $108,782.16 | $800.02 | $56.54 | $856.56 | |
| 9/27/14 | $108,782.16 | $0.00 | $0.00 | $0.00 | |
| 9/28/14 | $108,782.16 | $0.00 | $0.00 | $0.00 | |
| 9/29/14 | $108,084.87 | $697.29 | $159.27 | $856.56 | |
| 9/30/14 | $107,284.08 | $800.79 | $55.77 | $856.56 | |
| 10/1/14 | $106,482.90 | $801.18 | $55.38 | $856.56 | |
| 10/2/14 | $105,681.33 | $801.57 | $54.99 | $856.56 | |
| 10/3/14 | $104,879.39 | $801.95 | $54.61 | $856.56 | |
| 10/4/14 | $104,879.39 | $0.00 | $0.00 | $0.00 | |
| 10/5/14 | $104,879.39 | $0.00 | $0.00 | $0.00 | |
| 10/6/14 | $104,176.32 | $703.06 | $153.50 | $856.56 | |
| 10/7/14 | $103,373.61 | $802.72 | $53.84 | $856.56 | |
| 10/8/14 | $102,570.50 | $803.10 | $53.46 | $856.56 | |
| 10/9/14 | $101,767.01 | $803.49 | $53.07 | $856.56 | |
| 10/10/14 | $100,963.14 | $803.88 | $52.68 | $856.56 | |
| 10/11/14 | $100,963.14 | $0.00 | $0.00 | $0.00 | |

| | | | | |
|---|---|---|---|---|
| 10/12/14 | $100,963.14 | $0.00 | $0.00 | $0.00 |
| 10/13/14 | $100,963.14 | $0.00 | $0.00 | $0.00 |
| 10/14/14 | $100,301.99 | $661.14 | $195.42 | $856.56 |
| 10/15/14 | $99,497.34 | $804.65 | $51.91 | $856.56 |
| 10/16/14 | $98,692.31 | $805.03 | $51.53 | $856.56 |
| 10/17/14 | $97,886.88 | $805.42 | $51.14 | $856.56 |
| 10/18/14 | $97,886.88 | $0.00 | $0.00 | $0.00 |
| 10/19/14 | $97,886.88 | $0.00 | $0.00 | $0.00 |
| 10/20/14 | $97,173.39 | $713.49 | $143.07 | $856.56 |
| 10/21/14 | $96,367.20 | $806.19 | $50.37 | $856.56 |
| 10/22/14 | $95,560.62 | $806.58 | $49.98 | $856.56 |
| 10/23/14 | $94,753.65 | $806.97 | $49.59 | $856.56 |
| 10/24/14 | $93,946.29 | $807.36 | $49.20 | $856.56 |
| 10/25/14 | $93,946.29 | $0.00 | $0.00 | $0.00 |
| 10/26/14 | $93,946.29 | $0.00 | $0.00 | $0.00 |
| 10/27/14 | $93,226.99 | $719.30 | $137.26 | $856.56 |
| 10/28/14 | $92,418.86 | $808.14 | $48.42 | $856.56 |
| 10/29/14 | $91,610.34 | $808.52 | $48.04 | $856.56 |
| 10/30/14 | $90,801.43 | $808.91 | $47.65 | $856.56 |
| 10/31/14 | $89,992.14 | $809.30 | $47.26 | $856.56 |
| 11/1/14 | $89,992.14 | $0.00 | $0.00 | $0.00 |
| 11/2/14 | $89,992.14 | $0.00 | $0.00 | $0.00 |
| 11/3/14 | $89,267.01 | $725.13 | $131.43 | $856.56 |
| 11/4/14 | $88,456.93 | $810.08 | $46.48 | $856.56 |
| 11/5/14 | $87,646.47 | $810.46 | $46.10 | $856.56 |
| 11/6/14 | $86,835.61 | $810.85 | $45.71 | $856.56 |
| 11/7/14 | $86,024.37 | $811.24 | $45.32 | $856.56 |
| 11/8/14 | $86,024.37 | $0.00 | $0.00 | $0.00 |
| 11/9/14 | $86,024.37 | $0.00 | $0.00 | $0.00 |
| 11/10/14 | $85,293.41 | $730.97 | $125.59 | $856.56 |
| 11/11/14 | $85,293.41 | $0.00 | $285.52 | $285.52 |
| 11/12/14 | $84,521.33 | $772.08 | $84.48 | $856.56 |
| 11/13/14 | $83,708.91 | $812.41 | $44.15 | $856.56 |
| 11/14/14 | $82,896.11 | $812.80 | $43.76 | $856.56 |
| 11/15/14 | $82,896.11 | $0.00 | $0.00 | $0.00 |
| 11/16/14 | $82,896.11 | $0.00 | $0.00 | $0.00 |
| 11/17/14 | $82,160.46 | $735.65 | $120.91 | $856.56 |
| 11/18/14 | $81,346.88 | $813.58 | $42.98 | $856.56 |
| 11/19/14 | $80,532.90 | $813.97 | $42.59 | $856.56 |
| 11/20/14 | $79,718.54 | $814.37 | $42.19 | $856.56 |
| 11/21/14 | $78,903.78 | $814.76 | $41.80 | $856.56 |
| 11/22/14 | $78,903.78 | $0.00 | $0.00 | $0.00 |
| 11/23/14 | $78,903.78 | $0.00 | $0.00 | $0.00 |
| 11/24/14 | $78,162.27 | $741.51 | $115.05 | $856.56 |
| 11/25/14 | $77,346.73 | $815.54 | $41.02 | $856.56 |
| 11/26/14 | $76,530.81 | $815.93 | $40.63 | $856.56 |
| 11/27/14 | $76,530.81 | $0.00 | $0.00 | $0.00 |
| 11/28/14 | $75,750.12 | $780.68 | $75.88 | $856.56 |
| 11/29/14 | $75,750.12 | $0.00 | $0.00 | $0.00 |
| 11/30/14 | $75,750.12 | $0.00 | $0.00 | $0.00 |
| 12/1/14 | $75,003.91 | $746.21 | $110.35 | $856.56 |
| 12/2/14 | $74,186.80 | $817.11 | $39.45 | $856.56 |
| 12/3/14 | $73,369.30 | $817.50 | $39.06 | $856.56 |
| 12/4/14 | $72,551.41 | $817.89 | $38.67 | $856.56 |

| | | | | |
|---|---|---|---|---|
| 1/28/15 | $43,350.96 | $832.15 | $24.41 | $856.56 |
| 1/29/15 | $42,518.40 | $832.56 | $24.00 | $856.56 |
| 1/30/15 | $41,685.45 | $832.95 | $23.61 | $856.56 |
| 1/31/15 | $41,685.45 | $0.00 | $0.00 | $0.00 |
| 2/1/15 | $41,685.45 | $0.00 | $0.00 | $0.00 |
| 2/2/15 | $40,889.32 | $796.13 | $60.43 | $856.56 |
| 2/3/15 | $40,055.56 | $833.76 | $22.80 | $856.56 |
| 2/4/15 | $39,221.41 | $834.15 | $22.41 | $856.56 |
| 2/5/15 | $38,386.86 | $834.56 | $22.00 | $856.56 |
| 2/6/15 | $37,551.90 | $834.96 | $21.60 | $856.56 |
| 2/7/15 | $37,551.90 | $0.00 | $0.00 | $0.00 |
| 2/8/15 | $37,551.90 | $0.00 | $0.00 | $0.00 |
| 2/9/15 | $36,749.76 | $802.14 | $54.42 | $856.56 |
| 2/10/15 | $35,914.00 | $835.76 | $20.80 | $856.56 |
| 2/11/15 | $35,077.84 | $836.16 | $20.40 | $856.56 |
| 2/12/15 | $34,241.28 | $836.56 | $20.00 | $856.56 |
| 2/13/15 | $33,404.31 | $836.97 | $19.59 | $856.56 |
| 2/14/15 | $33,404.31 | $0.00 | $0.00 | $0.00 |
| 2/15/15 | $33,404.31 | $0.00 | $0.00 | $0.00 |
| 2/16/15 | $33,404.31 | $0.00 | $0.00 | $0.00 |
| 2/17/15 | $32,610.75 | $793.56 | $63.00 | $856.56 |
| 2/18/15 | $31,772.99 | $837.77 | $18.79 | $856.56 |
| 2/19/15 | $30,934.82 | $838.17 | $18.39 | $856.56 |
| 2/20/15 | $30,096.24 | $838.57 | $17.99 | $856.56 |
| 2/21/15 | $30,096.24 | $0.00 | $0.00 | $0.00 |
| 2/22/15 | $30,096.24 | $0.00 | $0.00 | $0.00 |
| 2/23/15 | $29,283.25 | $812.99 | $43.57 | $856.56 |
| 2/24/15 | $28,443.87 | $839.38 | $17.18 | $856.56 |
| 2/25/15 | $27,604.09 | $839.78 | $16.78 | $856.56 |
| 2/26/15 | $26,763.91 | $840.18 | $16.38 | $856.56 |
| 2/27/15 | $25,923.32 | $840.59 | $15.97 | $856.56 |
| 2/28/15 | $25,923.32 | $0.00 | $0.00 | $0.00 |
| 3/1/15 | $25,923.32 | $0.00 | $0.00 | $0.00 |
| 3/2/15 | $25,104.27 | $819.04 | $37.52 | $856.56 |
| 3/3/15 | $24,262.88 | $841.40 | $15.16 | $856.56 |
| 3/4/15 | $23,421.08 | $841.80 | $14.76 | $856.56 |
| 3/5/15 | $22,578.87 | $842.20 | $14.36 | $856.56 |
| 3/6/15 | $21,736.26 | $842.61 | $13.95 | $856.56 |
| 3/7/15 | $21,736.26 | $0.00 | $0.00 | $0.00 |
| 3/8/15 | $21,736.26 | $0.00 | $0.00 | $0.00 |
| 3/9/15 | $20,911.16 | $825.11 | $31.45 | $856.56 |
| 3/10/15 | $20,067.74 | $843.42 | $13.14 | $856.56 |
| 3/11/15 | $19,223.92 | $843.82 | $12.74 | $856.56 |
| 3/12/15 | $18,379.69 | $844.23 | $12.33 | $856.56 |
| 3/13/15 | $17,535.06 | $844.63 | $11.93 | $856.56 |
| 3/14/15 | $17,535.06 | $0.00 | $0.00 | $0.00 |
| 3/15/15 | $17,535.06 | $0.00 | $0.00 | $0.00 |
| 3/16/15 | $16,703.87 | $831.18 | $25.38 | $856.56 |
| 3/17/15 | $15,858.42 | $845.45 | $11.11 | $856.56 |
| 3/18/15 | $15,012.57 | $845.85 | $10.71 | $856.56 |
| 3/19/15 | $14,166.31 | $846.26 | $10.30 | $856.56 |
| 3/20/15 | $13,319.64 | $846.66 | $9.90 | $856.56 |
| 3/21/15 | $13,319.64 | $0.00 | $0.00 | $0.00 |
| 3/22/15 | $13,319.64 | $0.00 | $0.00 | $0.00 |

| | | | | |
|---|---|---|---|---|
| 3/23/15 | $12,482.37 | $837.28 | $19.28 | $856.56 |
| 3/24/15 | $11,634.89 | $847.48 | $9.08 | $856.56 |
| 3/25/15 | $10,787.00 | $847.89 | $8.67 | $856.56 |
| 3/26/15 | $9,938.71 | $848.29 | $8.27 | $856.56 |
| 3/27/15 | $9,090.01 | $848.70 | $7.86 | $856.56 |
| 3/28/15 | $9,090.01 | $0.00 | $0.00 | $0.00 |
| 3/29/15 | $9,090.01 | $0.00 | $0.00 | $0.00 |
| 3/30/15 | $8,246.62 | $843.39 | $13.17 | $856.56 |
| 3/31/15 | $7,397.10 | $849.51 | $7.05 | $856.56 |
| 4/1/15 | $6,547.18 | $849.93 | $6.63 | $856.56 |
| 4/2/15 | $5,696.85 | $850.33 | $6.23 | $856.56 |
| 4/3/15 | $4,846.11 | $850.74 | $5.82 | $856.56 |
| 4/4/15 | $4,846.11 | $0.00 | $0.00 | $0.00 |
| 4/5/15 | $4,846.11 | $0.00 | $0.00 | $0.00 |
| 4/6/15 | $3,996.60 | $849.51 | $7.05 | $856.56 |
| 4/7/15 | $3,145.04 | $851.56 | $5.00 | $856.56 |
| 4/8/15 | $2,293.07 | $851.97 | $4.59 | $856.56 |
| 4/9/15 | $1,440.69 | $852.38 | $4.18 | $856.56 |
| 4/10/15 | $587.91 | $852.78 | $3.78 | $856.56 |
| 4/11/15 | $587.91 | $0.00 | $0.00 | $0.00 |
| 4/12/15 | $587.91 | $0.00 | $0.00 | $0.00 |
| 4/13/15 | $0.00 | $587.91 | $7.11 | $595.02 |